UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017

FORTRESS BIOTECH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor, New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

☐ Emerging Growth Company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        At the 2017 annual meeting of stockholders of Fortress Biotech, Inc. (the “Company”), Company stockholders approved an amendment to the Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan (the “ESPP”) to, among other things, increase the number of shares of its common stock reserved for issuance thereunder by 200,000 shares. You can find a summary of the principal features of the ESPP in the definitive proxy statement for the Company’s 2017 annual meeting of stockholders, as filed with the U.S. Securities and Exchange Commission on April 26, 2017 (the “Proxy Statement”), under the heading “Proposal Two – Amendment to the Company’s Employee Stock Purchase Plan.”

At the meeting, Company stockholders also approved the Fortress Biotech, Inc. Amended and Restated Long Term Incentive Plan (the “LTIP”) for the Company’s Chairman, President and Chief Executive Officer, Lindsay A. Rosenwald, M.D., Executive Vice Chairman, Strategic Development, Michael S. Weiss, or any limited liability company or limited partnership owned and controlled by Dr. Rosenwald or Mr. Weiss, provided such entity has a bona fide service provider relationship with the Company (each an “LTIP Participant”). The LTIP consists of a program to grant equity interests in the Company and newly formed subsidiaries and a performance-based bonus program that is designed to result in performance-based compensation that is deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended. The LTIP also provides that the LTIP Committee, currently the Company’s Compensation Committee, may, solely with the consent of the LTIP Participant, cancel any unvested equity grants for common stock of the Company made to such LTIP Participant (whether inducement grants, grants made pursuant to the previous LTIP or the LTIP, or any other grants) and issue replacement awards for common stock of the Company in amounts no greater than the canceled award, and subject to such terms as the Company’s Compensation Committee may determine. You can find a summary of the principal features of the LTIP in the Proxy Statement, under the heading “Proposal Three – Amendment and Restatement of the Fortress Biotech, Inc. Long Term Incentive Plan.”

The above descriptions of the ESPP and LTIP are qualified in their entirety by reference to the full and complete text of the ESPP and LTIP filed as Exhibits 10.38 and 10.39 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2017 annual meeting of stockholders on June 7, 2017. At the meeting, stockholders elected the following seven members to the Company’s Board of Directors to serve until the Company’s next annual meeting of stockholders or until their successors have been elected and qualified, based on the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Lindsay A. Rosenwald, M.D.	28,266,452	101,189	7,930	15,487,699
Eric K. Rowinsky, M.D.	27,937,348	429,323	8,900	15,487,699
Jimmie Harvey, Jr., M.D.	28,270,304	96,337	8,930	15,487,699
Malcolm Hoenlein	28,245,715	121,835	8,021	15,487,699
Dov Klein	28,001,632	365,009	8,930	15,487,699
J. Jay Lobell	27,652,384	714,166	9,021	15,487,699
Michael S. Weiss	27,927,890	439,751	7,930	15,487,699

The Board also approved and recommended to the stockholders and the stockholders voted to reserve an additional 200,000 shares of common stock for issuance under the ESPP. The vote on the resolution was approved with 28,269,306 shares for, 73,487 shares against, 32,778 shares abstaining, and 15,487,699 broker non-votes.

The Board approved and recommended to the stockholders and the stockholders voted on the approval of the LTIP. The vote on the resolution was approved with 27,844,170 shares for, 448,340 shares against, 83,061 shares abstaining, and 15,487,699 broker non-votes.

At the meeting, stockholders also ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The vote for such ratification was 43,714,367 shares for, 121,385 shares against, 27,518 shares abstaining, and no broker non-votes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.38	Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan, as amended.

10.39	Fortress Biotech, Inc. Amended and Restated Long Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS BIOTECH, INC.

Date: June 12, 2017	/s/ Lindsay A. Rosenwald
	Name:	Lindsay A. Rosenwald
	Title:	Chairman, President and Chief Executive Officer